To Whom It May Concern:

We hereby consent to the use in this Post Effective Form S-1, Amendment No. 2 of our report dated July 3, 2013, relating to the financial statements of APT Systems, Inc. as of January 31, 2013 and our review report dated July 26, 2013, with respect to the unaudited interim financial statements of APT Systems, Inc. for the period ended July 31, 2013.

We also consent to the references to us under the headings “Experts” in such Registration Statement.

Denver, Colorado
August 12, 2013	Cutler & Co. LLC